UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 7, 2006

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On September 11, 2006, Blue Coat Systems, Inc. (the “Company”) issued a press release announcing the financial restatement and withdrawal of previously issued financial statements based on its ongoing review of its historical practices in granting stock options. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

On July 14, 2006, Blue Coat announced that an independent committee comprised of certain members of the Company’s Board of Directors is conducting a review of the Company’s historical stock option granting practices since its initial public offering in November 1999. The independent committee is being assisted by independent legal counsel and accounting experts. As of July 14, 2006, the independent committee had reached a preliminary conclusion that actual measurement dates for financial accounting purposes of certain stock option grants issued in the past likely differ from the recorded grant dates of such awards. The Company also announced that the review had not yet been completed.

Although the independent committee’s review is ongoing, the Company’s Board of Directors, with the concurrence of the independent committee, have now determined that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), the actual measurement dates for financial accounting purposes of certain stock options granted primarily during fiscal years 2000-2004 differ from the recorded grant dates of such awards. Consequently, new measurement dates for financial accounting purposes will apply to the affected awards, which will result in additional and material non-cash stock-based compensation expense.

On September 7, 2006, the Company’s Board of Directors, with the concurrence of the independent committee, determined that the Company should restate its financial statements beginning in the fiscal year ended April 30, 2000 through the interim period ended January 31, 2006. The estimated adjustments are subject to the completion of both the review by the independent committee and an audit by Ernst & Young LLP before any adjustments are finalized. Upon the completion and audit of the restated financial statements, the Company expects to file its Form 10-K for the fiscal year ended April 30, 2006 and its Form 10-Q for the quarter ended July 31, 2006 with the Securities and Exchange Commission. Accordingly, the Company’s financial statements and the related reports of the Company’s independent registered public accounting firm, Ernst & Young LLP, and all related earnings press releases and communications relating to periods after the Company’s initial public offering in November 1999, including fiscal years 2000 through 2006 and the interim quarters, and the first quarter of fiscal 2007 (ended July 31, 2006), should not be relied upon. Management and the independent committee have discussed this conclusion with Ernst & Young LLP.

Because the review is ongoing, the Company is not yet able to estimate the extent and timing of adjustments that will be required; however, the Company currently believes that the majority of the additional non-cash expense will result from revisions to measurement dates for options granted in fiscal years 2000-2004. The changes in the affected measurement dates will cause non-cash stock-based deferred compensation charges to be recorded in future periods.

Blue Coat expects the additional non-cash stock based compensation expense will not affect the Company’s current cash position or financial condition. Moreover, the adjustments will not affect previously reported revenues. The Company expects to incur significant legal and professional fees associated with the independent committee’s review and the restatement process.

Because the independent committee and Ernst & Young LLP have not completed their review and audit, respectively, additional issues concerning the Company’s historical stock option granting practices and accounting practices could be identified and could result in additional material adjustments.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release, dated September 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: September 11, 2006	By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Blue Coat Systems, Inc., dated September 11, 2006.